OAKWOOD MORTGAGE INVESTORS, INC. 2000-B                                                                REPORT DATE:   7/7/00
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                   POOL REPORT #  1
REMITTANCE REPORT                                                                                      Page 1 of 6
REPORTING MONTH:                       Jun-00


                                              Scheduled Principal Balance of Contracts
-------------------------------------------------------------------------------------------------------------------------
   Beginning                                                                    Ending           Scheduled
   Principal       Scheduled        Prepaid      Liquidated    Contracts       Principal          Gross        Servicing
   Balance         Principal       Principal      Principal   Repurchased       Balance          Interest         Fee
-------------------------------------------------------------------------------------------------------------------------
360,000,000.00   (246,740.30)   (3,463,043.22)      0.00          0.00       356,290,216.48    2,481,648.58    91,488.58
=========================================================================================================================

 Scheduled                                      Amount
 Pass Thru      Liquidation    Reserve      Available for     Limited        Total
  Interest       Proceeds     Fund Draw      Distribution    Guarantee    Distribution
--------------------------------------------------------------------------------------
2,390,160.00       0.00          0.00        6,191,432.10       0.00      6,191,432.10
======================================================================================


                           Pre-Funding Account
------------------------------------------------------------------------------------
Beginning Principal        Principal                                Ending Principal
Balance                    Deposit            Distribution          Balance
------------------------------------------------------------------------------------
      0.00              85,907,373.17            0.00                85,907,373.17
====================================================================================


                                               Certificate Account
-----------------------------------------------------------------------------------------------------------------------
        Beginning                   Deposits                                            Investment           Ending
         Balance         Principal            Interest           Distributions           Interest            Balance
-----------------------------------------------------------------------------------------------------------------------
          0.00          818,105.82            517,537.25              0.00                193.71          1,335,836.78
=======================================================================================================================


                        P&I Advances at Distribution Date
------------------------------------------------------------------------------
       Beginning              Recovered            Current            Ending
        Balance               Advances             Advances           Balance
------------------------------------------------------------------------------
         0.00                  101.70             170,821.42        170,923.12
==============================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-B                                                                REPORT DATE:   7/7/00
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                   POOL REPORT #  1
REMITTANCE REPORT                                                                                      Page 2 of 6
REPORTING MONTH:                       Jun-00

Class B Crossover Test                                                                      Test Met?
------------------------------------------------------------------------                    ---------------

(a) Remittance date on or after January 2005                                                      N


(b) Average 60 day Delinquency rate <=              5.5%                                       #DIV/0!




(d) Cumulative losses do not exceed the following percent of the intitial principal balance of all Certificates

                Jan. 2005 - June 2006               7%                                            N
                July 2006 - June 2007               8%                                            N
                July 2007 - Dec. 2008               9.5%                                          N
                Jan. 2009 and after                 10.5%                                         N


(e) Current realized loss ratio <=                  3.00%                                         Y

(f) Does subordinated cert. percentage equal or
     exceed                                         39.078%
     of stated scheduled pool balance

                Beginning M balances                                          21,600,000.00

                Beginning B balances                                          35,100,000.00

                Overcollateralization                                         12,600,000.00
                                                                        --------------------
                                                                              69,300,000.00
                Divided by beginning pool
                balance                                                      360,000,000.00
                                                                        --------------------
                                                                                    19.250%       N
                                                                        ====================


Average 60 day delinquency ratio:


                            Over 60s           Pool Balance              %
                       ------------------------------------------------------------

Current Mo                      58,731.32         356,290,216.48       0.02%
1st Preceding Mo                     0.00                   0.00      #DIV/0!
2nd Preceding Mo                     0.00                   0.00      #DIV/0!
                                                      Divided by         3
                                                                 ------------------
                                                                      #DIV/0!
                                                                 ==================

Cumulative loss ratio:

                        Cumulative losses                   0.00
                                          -----------------------
Divided by Initial Certificate Principal          360,000,000.00      0.000%
                                                                 ==================

Current realized loss ratio:

                            Liquidation                 Pool
                              Losses                  Balance
                       ------------------------------------------
Current Mo                           0.00         360,000,000.00
1st Preceding Mo                     0.00                   0.00
2nd Preceding Mo                     0.00                   0.00
                       ------------------------------------------
                                     0.00         120,000,000.00
                                                                      0.000%
                                                                 ==================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-B                                                                REPORT DATE:   7/7/00
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                   POOL REPORT #  1
REMITTANCE REPORT                                                                                      Page 3 of 6
REPORTING MONTH:                       Jun-00

                                                              Delinquency Analysis

                                                   31 to 59 days      60 to 89 days  90 days and Over        Total Delinq.
                    No. of       Principal              Principal        Principal        Principal              Principal
                    Loans         Balance         #      Balance      #   Balance     #     Balance      #        Balance
                ------------------------------------------------------------------------------------------------------------
Excluding Repos      6,164     356,234,864.01    64   2,276,010.61    1   58,731.32   0       0.00      65     2,334,741.93

          Repos          1          55,352.47     1      55,352.47    0        0.00   0       0.00       1        55,352.47
                ------------------------------------------------------------------------------------------------------------
          Total      6,165     356,290,216.48    65   2,331,363.08    1   58,731.32   0       0.00      66     2,390,094.40
                ============================================================================================================
                                                                                                      1.1%            0.67%
                                                                                                      ======================

                          Repossession Analysis
     Active Repos       Reversal     Current Month
      Outstanding     (Redemption)      Repos           Cumulative Repos
      Principal        Principal        Principal           Principal
 #     Balance    #     Balance    #     Balance     #       Balance
----------------------------------------------------------------------
 1    55,352.47   0       0.00     1    55,352.47    1      55,352.47

OAKWOOD MORTGAGE INVESTORS, INC. 2000-B                                                                REPORT DATE:   7/7/00
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                   POOL REPORT #  1
REMITTANCE REPORT                                                                                      Page 4 of 6
REPORTING MONTH:                       Jun-00

REPOSSESSION LIQUIDATION REPORT

                                   Liquidated                                                          Net
     Account   Customer             Principal      Sales       Insur.     Total      Repossession   Liquidation    Unrecov.
     Number      Name                Balance      Proceeds    Refunds    Proceeds      Expenses      Proceeds      Advances
------------------------------------------------------------------------------------------------------------------------------
                                       0.00         0.00       0.00        0.00          0.00           0.00           0.00
                                       0.00         0.00       0.00        0.00          0.00           0.00           0.00
                                       0.00         0.00       0.00        0.00          0.00           0.00           0.00
                                       0.00         0.00       0.00        0.00          0.00           0.00           0.00
                                       0.00         0.00       0.00        0.00          0.00           0.00           0.00
                                       0.00         0.00       0.00        0.00          0.00           0.00           0.00
                                       0.00         0.00       0.00        0.00          0.00           0.00           0.00
                                       0.00         0.00       0.00        0.00          0.00           0.00           0.00
                                       0.00         0.00       0.00        0.00          0.00           0.00           0.00
                                       0.00         0.00       0.00        0.00          0.00           0.00           0.00
                                       0.00         0.00       0.00        0.00          0.00           0.00           0.00
                                       0.00         0.00       0.00        0.00          0.00           0.00           0.00
                                       0.00         0.00       0.00        0.00          0.00           0.00           0.00
                                       0.00         0.00       0.00        0.00          0.00           0.00           0.00
                                                                           0.00                         0.00
                           ---------------------------------------------------------------------------------------------------
                                       0.00         0.00       0.00        0.00          0.00           0.00           0.00
                           ===================================================================================================

                                                   Net        Current
     Account   Customer          FHA Insurance   Pass Thru    Period Net   Cumulative
     Number      Name              Coverage      Proceeds    Gain/(Loss)   Gain/(Loss)
--------------------------------------------------------------------------------------
                                       0.00          0.00          0.00
                                       0.00          0.00          0.00
                                       0.00          0.00          0.00
                                       0.00          0.00          0.00
                                       0.00          0.00          0.00
                                       0.00          0.00          0.00
                                       0.00          0.00          0.00
                                       0.00          0.00          0.00
                                       0.00          0.00          0.00
                                       0.00          0.00          0.00
                                       0.00          0.00          0.00
                                       0.00          0.00          0.00
                                       0.00          0.00          0.00
                                       0.00          0.00          0.00
                                                     0.00          0.00
                           --------------------------------------------
                                       0.00          0.00          0.00          0.00
                           ===========================================================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-B                                                                REPORT DATE:   7/7/00
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                   POOL REPORT #  1
REMITTANCE REPORT                                                                                      Page 5 of 6
REPORTING MONTH:                       Jun-00

CERTIFICATE PRINCIPAL ANALYSIS

             PRINCIPAL
                                                            Beginning           Beginning
Senior                               Original Certificate   Certificate    Principal Shortfall   Current Principal     Current
Certificates                                Balance           Balance           Carry-Over               Due         Principal Paid
------------------------------------------------------------------------------------------------------------------------------------
A-1                                      290,700,000.00    290,700,000.00           0.00            3,709,783.52     3,709,783.52
                                   -------------------------------------------------------------------------------------------------
Total Certificate Principal Bal.         290,700,000.00    290,700,000.00           0.00            3,709,783.52     3,709,783.52
                                   =================================================================================================


             PRINCIPAL                                    Accelerated
                                       Ending Principal    Principal             Ending                          Principal Paid
Senior                                 Shortfall Carry-   Distribution        Certificate                           Per $1,000
Certificates                                  Over            Amount             Balance         Pool Factor       Denomination
--------------------------------------------------------------------------------------------
A-1                                           0.00             0.00       286,990,216.48          98.72384%          12.76155
                                   ---------------------------------------------------------

Total Certificate Principal Bal.              0.00             0.00       286,990,216.48
                                   =========================================================

                                                                                                                           Ending
                                                                                 Beginning                                Principal
                                                  Original        Beginning      Principal     Current       Current      Shortfall
Subordinate                                      Certificate     Certificate     Shortfall    Principal     Principal      Carry-
Certificates                                       Balance         Balance      Carry-Over       Due          Paid          Over
                                               ------------------------------------------------------------------------------------
M-1                                             21,600,000.00    21,600,000.00       0.00           0.00          0.00       0.00
M-1 Outstanding Writedown                                                 0.00

B-1                                             18,900,000.00    18,900,000.00       0.00           0.00          0.00       0.00
B-1 Outstanding Writedown                                                 0.00

B-2                                             16,200,000.00    16,200,000.00       0.00           0.00          0.00       0.00
B-2 Outstanding Writedown                                                 0.00

Excess Asset Principal Balance                  12,600,000.00    12,600,000.00
                                               ------------------------------------------------------------------------------------
Total Excluding Writedown Balances              69,300,000.00    69,300,000.00       0.00           0.00          0.00       0.00
                                               ====================================================================================
All Certificates Excluding Writedown Balances  360,000,000.00   360,000,000.00       0.00   3,709,783.52  3,709,783.52       0.00
                                               ====================================================================================


                                                            Accelerated
                                                Current      Principal         Ending                      Principal Paid
 Subordinate                                    Writedown/  Distribution       Certificate                   Per $1,000
Certificates                                    (Writeup)     Amount            Balance       Pool Factor   Denomination
                                               --------------------------------------------
M-1                                               0.00                       21,600,000.00    100.00000%        0.00000
M-1 Outstanding Writedown                         0.00                                0.00

B-1                                               0.00                       18,900,000.00    100.00000%        0.00000
B-1 Outstanding Writedown                         0.00                                0.00

B-2                                               0.00                       16,200,000.00    100.00000%        0.00000
B-2 Outstanding Writedown                         0.00                                0.00

Excess Asset Principal Balance                                  0.00         12,600,000.00
                                               -------------------------------------------------------------------------
Total Excluding Writedown Balances                0.00          0.00         69,300,000.00
                                               ============================================
All Certificates Excluding Writedown Balances     0.00          0.00        356,290,216.48
                                               ============================================


OAKWOOD MORTGAGE INVESTORS, INC. 2000-B                                                                REPORT DATE:   7/7/00
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                   POOL REPORT #  1
REMITTANCE REPORT                                                                                      Page 6 of 6
REPORTING MONTH:                       Jun-00

CERTIFICATE INTEREST ANALYSIS

                                                                            Current
                Pass         Beginning Carry-                             Carry-Over                                 Ending
Senior         Through        Over Priority        Current Priority    Priority Interest                           Carry-Over
Certificates    Rate         Interest Balance      Interest Accrual         Accrual              Paid                Balance
             -----------------------------------------------------------------------------------------------------------------------
A-1            8.1500%            0.00               1,974,337.50             0.00           1,974,337.50              0.00

                          ----------------------------------------------------------------------------------------------------------
Total                             0.00               1,974,337.50             0.00           1,974,337.50              0.00
                          ==========================================================================================================

                Interest
                Paid Per
Senior            1000              Total Class
Certificates  Denomination          Distribution
             -----------------------------------
A-1             6.79167             5,684,121.02

                                ----------------
Total                               5,684,121.02
                                ================


                                                                                Current                                Ending
                    Pass         Beginning Carry-                             Carry-Over                             Carry-Over
Subordinate        Through        Over Priority        Current Priority    Priority Interest  Priority Interest   Priority Interest
Certificates        Rate         Interest Balance      Interest Accured         Accured              Paid              Balance
                  -----------------------------------------------------------------------------------------------------------------
M-1                   8.7200%          0.00               156,960.00              0.00           156,960.00                0.00


B-1                   9.1500%          0.00               144,112.50              0.00           144,112.50                0.00

B-2                   8.5000%          0.00               114,750.00              0.00           114,750.00                0.00

X                                      0.00                     0.00              0.00                 0.00                0.00

R                                      0.00                     0.00              0.00                 0.00                0.00

Service Fee           1.0000%          0.00               215,199.76              0.00            91,488.58          123,711.18
                              ------------------------------------------------------------------------------------------------------
Total                                  0.00               631,022.26              0.00           507,311.08          123,711.18
                              ======================================================================================================
All Certificates                       0.00             2,605,359.76              0.00         2,481,648.58          123,711.18
                              ======================================================================================================


                    Beginning                     Current                       Ending          Interest
                   Carry-Over      Current      Carry-Over                    Carry-Over        Paid Per
Subordinate         Writedown     Writedown      Writedown      Writedown      Writedown          1000         Total Class
Certificates      Int. Balance  Int. Accrued   Int. Accrued   Interest Paid  Int. Balance     Denomination    Distribution
                  ------------------------------------------------------------------------------------------------------------------
M-1                   0.00          0.00           0.00            0.00           0.00             7.26667      156,960.00


B-1                   0.00          0.00           0.00            0.00           0.00             7.62500      144,112.50

B-2                   0.00          0.00           0.00            0.00           0.00             7.08333      114,750.00

X                                                                                                     0.00

R                                                                                                     0.00

Service Fee                                                                                      91,488.58
                  ---------------------------------------------------------------------      --------------
Total                 0.00          0.00           0.00            0.00           0.00          507,311.08
                  =====================================================================      ==============
All Certificates      0.00          0.00           0.00            0.00           0.00        6,191,432.10
                  =====================================================================      ==============

                                              Cumulative X Interest Shortfall                         0.00
                                              Cumulative Accelerated Prin. Disb.                      0.00
                                                                                            --------------
                                                                                                      0.00
                                                                                            ==============